Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of SU Group Holdings Limited for the year ended September 30, 2024.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY
October 17, 2025